Exhibit 99.2
                   [GOLDMAN SACHS INTERNATIONAL HEADED PAPER]

Offer for Eyretel plc

             Not for release, publication or distribution in or into
                           Canada, Australia or Japan

                                                               26 February 2003

                             RECOMMENDED CASH OFFER

                         BY GOLDMAN SACHS INTERNATIONAL

                                  ON BEHALF OF

                              WITNESS SYSTEMS, INC.

                                       FOR

                                   EYRETEL PLC

SUMMARY

o The Boards of Witness Systems and Eyretel announce that they have reached agreement on the terms of a recommended cash offer for the entire issued and to be issued share capital of Eyretel. The Offer will be made by Goldman Sachs International on behalf of Witness Systems or a wholly-owned subsidiary of Witness Systems.

o The Offer will be 25 pence in cash for each Eyretel Share and values Eyretel's existing issued ordinary share capital at approximately (pound)37.4 million.

o The Offer represents a premium of 20.5 per cent. to the closing mid-market price of an Eyretel Share on 25 February 2003, the last business day prior to this announcement, and a premium of 150 per cent. to the closing mid-market price of an Eyretel Share on 20 February 2003, being the last business day before the announcement by Eyretel relating to a possible offer for the company.

o Witness Systems has received irrevocable undertakings to accept the Offer from the Directors of Eyretel, in respect of their entire legal or beneficial holdings, as well as from the trustee of the Eyretel Team Incentive Trust and the trustees of the Eyretel Limited Unapproved Pension Scheme (of which Roger Keenan, a Director of Eyretel, is a member) amounting to, in aggregate, up to 33,080,186 Eyretel Shares and representing up to approximately 22.1 per cent. of Eyretel's fully diluted issued ordinary share capital.

o The Directors of Eyretel, who have been so advised by UBS Warburg, consider the terms of the Offer to be fair and reasonable. Accordingly, the Directors of Eyretel, with the exception of Nick Discombe who by virtue of his continuing role in the enlarged Group has abstained, intend unanimously to recommend Eyretel Shareholders to accept the Offer. In providing its advice, UBS Warburg has taken into account the commercial assessments of the Directors of Eyretel.

o The acquisition of Eyretel will create the global contact centre performance optimisation market leader, offering customers a comprehensive range of software and services.

o              Commenting on the Offer, Dave Gould, Chairman and CEO of Witness
               Systems said:

"Our acquisition of Eyretel combines two of the leading application providers in the contact centre market, to offer customers a truly global partner. As one company, we will work together to develop the workforce optimisation market and bring solutions to market faster. Eyretel has built an international leadership position in contact centre recording and a strong management team. We believe Eyretel is an excellent strategic fit and will significantly strengthen our global customer base, extend our application suite and expand our partner network and distribution channels around the world. We do not expect the acquisition to be dilutive to core earnings in 2003."*

o              Commenting on the Offer, Terry Osborne, Chairman of Eyretel said:

"The combination of Eyretel and Witness Systems creates an international industry leader with a global platform and critical mass. The Eyretel Board believe the offer is in the best interests of our customers, employees and shareholders. The offer of 25 pence per Eyretel Share is at a substantial premium of 150 per cent. to the price of 10 pence per share on 20 February 2003."

This summary should be read in conjunction with the full text of the attached announcement. Certain terms used in this announcement are defined in Appendix 3.

The Offer Document and the Form of Acceptance will be posted to Eyretel Shareholders as soon as practicable, and in any event within 28 days of this announcement.

ENQUIRIES

WITNESS SYSTEMS, INC.

Dave Gould, Chairman and CEO
William Evans, Chief Financial Officer
Ryan Hollenbeck, Vice-President Corporate and Investor Communications +1 770 754 1900

GOLDMAN SACHS INTERNATIONAL (financial advisor to Witness Systems)

Huw Williams
+ 44 (0) 20 7774 1000


EYRETEL PLC

Nick Discombe, Chief Executive
Daryl Paton, Finance Director
+44 (0) 870 600 0626

UBS WARBURG (financial advisor and broker to Eyretel)

John Woolland
Jonathan Evans
+44 (0) 20 7567 8000

FINANCIAL DYNAMICS

Giles Sanderson
Harriet Keen
+44 (0) 20 7831 3113


* This statement regarding earnings enhancement is not a profit forecast and should not be interpreted to mean that the earnings per share of Witness Systems for the current or future years will necessarily match or exceed the historical published earnings per share of Witness Systems or Eyretel.

Goldman Sachs International is acting for Witness Systems in connection with the Offer and no-one else and will not be responsible to anyone other than Witness Systems for providing the protections offered to clients of Goldman Sachs International nor for providing advice in relation to the Offer.

UBS Warburg is acting for Eyretel in connection with the Offer and no-one else and will not be responsible to anyone other than Eyretel for providing the protections offered to clients of UBS Warburg nor for providing advice in relation to the Offer.

The availability of the Offer to persons not resident in the United Kingdom and the United States may be affected by the laws of the relevant jurisdictions in which they are located. Persons who are not resident in the United Kingdom and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements in their jurisdiction.

The Offer will not be made, directly or indirectly, in or into and will not be capable of acceptance in or from Canada, Australia or Japan. All persons, including custodians, nominees and trustees, should observe these restrictions and should not send or distribute this announcement in or into Canada, Australia or Japan. Doing so may render invalid any purported acceptance of the Offer.

Not for release, publication or distribution in or into Canada, Australia or Japan
                                                                26 February 2003

                             RECOMMENDED CASH OFFER

                         BY GOLDMAN SACHS INTERNATIONAL

                                  ON BEHALF OF

                              WITNESS SYSTEMS, INC.

                                       FOR

                                   EYRETEL PLC

1.         INTRODUCTION

The Boards of Witness Systems and Eyretel announce that they have reached agreement on the terms of a recommended cash offer for the entire issued and to be issued share capital of Eyretel. The Offer will be made by Goldman Sachs International on behalf of Witness Systems or a wholly-owned subsidiary of Witness Systems.

The Offer will be 25 pence in cash for each Eyretel Share and values Eyretel's existing issued ordinary share capital at approximately (pound)37.4 million.

The Offer represents a premium of 20.5 per cent. to the closing mid-market price of an Eyretel Share on 25 February 2003, the last business day prior to this announcement, and a premium of 150 per cent. to the closing mid-market price of an Eyretel Share on 20 February 2003, being the last business day before the announcement by Eyretel relating to a possible offer for the company.

Witness Systems has received irrevocable undertakings to accept the Offer from the Directors of Eyretel, in respect of their entire legal or beneficial holdings and any further Eyretel Shares in which they become interested, as well as from the trustee of the Eyretel Team Incentive Trust and the trustees of the Eyretel Limited Unapproved Pension Scheme (of which Roger Keenan, a Director of Eyretel, is a member), amounting to, in aggregate, up to 33,080,186 Eyretel Shares and representing up to approximately 22.1 per cent. of Eyretel's fully diluted issued share capital. Further details of these undertakings are set out below.

The Directors of Eyretel, who have been so advised by UBS Warburg, consider the terms of the Offer to be fair and reasonable. Accordingly, the Directors of Eyretel, with the exception of Nick Discombe who by virtue of his continuing role in the enlarged Group has abstained, intend unanimously to recommend Eyretel Shareholders to accept the Offer. In providing its advice, UBS Warburg has taken into account the commercial assessments of the Directors of Eyretel.

2. THE OFFER

The Offer, which will be on the terms and subject to the conditions set out below and in Appendix 1 and the further terms to be set out in the Offer Document and the Form of Acceptance and such further terms as may be required to comply with the provisions of the City Code, will be made on the following basis:

FOR EACH EYRETEL SHARE HELD                    25 PENCE IN CASH

The total cash consideration for the Offer will be financed from Witness Systems' existing cash resources.

The bases and sources of certain financial information contained in this announcement are set out in Appendix 2.

3.         IRREVOCABLE UNDERTAKINGS

Witness Systems has received irrevocable undertakings to accept the Offer from the Directors of Eyretel in respect of their entire legal and beneficial holdings, amounting to, in aggregate, 394,051 Eyretel Shares, representing approximately 0.3 per cent. of Eyretel's fully diluted issued ordinary share capital and any further Eyretel Shares in which they become interested. Witness Systems has also received an irrevocable undertaking to accept the Offer from Cormac Murnion and Simon Emblin as trustees of the Eyretel Limited Unapproved Pension Scheme (of which Roger Keenan, a director of Eyretel, is a member) in respect of 20,781,600 Eyretel Shares, representing approximately 13.9 per cent. of Eyretel's fully diluted issued ordinary share capital. The above undertakings will cease to be binding only if the Offer lapses or is withdrawn.

Witness Systems has also received an irrevocable undertaking from RBC Trustees (Guernsey) Limited to accept the Offer in respect of 11,904,535 Eyretel Shares (other than any such Eyretel Shares which may be transferred pursuant to awards under the Eyretel plc Award Plan as referred to in section 8 below which awards will not exceed, in aggregate, 3,461,432 Eyretel Shares), which it holds as trustee of the Eyretel Team Incentive Trust, representing, in aggregate, approximately 8.0 per cent. of Eyretel's fully diluted issued ordinary share capital. This undertaking will cease to be binding if the Offer lapses or is withdrawn or a competing offer is announced with a value which is 10 per cent. or more above the value of the Offer.

Accordingly, Witness Systems has received irrevocable undertakings in respect of, in aggregate, up to 33,080,186 Eyretel Shares, representing up to approximately 22.1 per cent. of the existing Eyretel Shares.

4. BACKGROUND TO AND REASONS FOR THE OFFER

Witness Systems provides global enterprises with an integrated performance optimisation software suite designed to help capture customer intelligence and optimise workforce performance. The Directors of Witness Systems believe that the acquisition of Eyretel would allow Witness Systems to extend and strengthen its position. In particular:

o The acquisition would create the market leader in the global contact centre recording market, including both quality and compliance. Contact centre recording, or quality monitoring, represented 48 per cent. of the overall workforce optimisation market in 2001*. Witness Systems also provides applications for the contact centre e-learning management and performance analysis segments, which represented a further 22 per cent. of the workforce optimisation market. Owing to the complementary nature of its products, the enlarged Group would have broader cross-selling opportunities.

o The enlarged Group would have increased regional strength and depth, combining Eyretel's position in Europe, the Middle East, Africa and Asia Pacific with Witness Systems' position in North America, as well as leveraging a worldwide network of partners.

o Eyretel offers a strong international organisation that would be used to distribute and support Witness Systems' solutions and would provide a significant opportunity for Eyretel's customers to deploy Witness Systems' expanded software suite, such as e-learning management and performance analysis. In addition, the combined operations would benefit from Eyretel's product and services competency in compliance recording.

* Source: Datamonitor.

5. FINANCIAL EFFECTS AND MERGER BENEFITS

The Directors of Witness Systems believe that, at an offer price of 25 pence per Eyretel share, the acquisition of Eyretel will create value for Witness Systems' shareholders and do not expect the acquisition to be dilutive to core earnings in 2003.*

The Directors of Witness Systems believe that Witness Systems will achieve operating synergies from the elimination of duplicate infrastructures and parallel development efforts as well as economies of scale from the enlarged Group. While it is difficult to predict the acquisition's initial impact on revenue, the Directors of Witness Systems believe the cost synergies will offset any possible revenue loss by the end of 2003. **

Following the Offer becoming or being declared unconditional in all respects, Witness Systems intends to take steps to enable the cash balances of the Eyretel Group to be made available for the purposes of the enlarged Group.

* This statement regarding earnings enhancement is not a profit forecast and should not be interpreted to mean that the earnings per share of Witness Systems for the current or future years will necessarily match or exceed the historical published earnings per share of Witness Systems or Eyretel.

**These statements of cost savings and one-off costs for achieving them relate to future actions and circumstances which, by their nature, involve risks, uncertainties and other factors. Because of this, the cost savings referred to may not be achieved, or such savings as are achieved could be materially different from those estimated.

6.         INFORMATION RELATING TO WITNESS SYSTEMS

Witness Systems provides the contact centre industry with an integrated performance optimisation software suite to help global enterprises capture customer intelligence and optimise workforce performance. Comprising business-driven multimedia customer interaction recording, performance analysis and e-learning management applications, Witness Systems' eQuality(R) suite is designed to enhance the quality of customer interactions across multiple communication channels- including the telephone, email and the Web. Through its browser-based enterprise collaboration architecture, Witness Systems' eQuality suite serves as an integrated, closed-loop performance optimisation solution that enables companies to record, evaluate, analyse and learn from customer contacts to generate additional revenue, develop staff, and achieve greater customer retention and loyalty.

The company also provides customer interaction recording solutions for capturing and evaluating agent-customer interactions taking place via collaborative chat and e-mail, as well as customer self-service via the Web. Witness Systems derives its revenue from licensing the company's software and providing related services. Witness Systems' customers come primarily from the outsourcing, banking, telecommunications, utilities, insurance, financial services, manufacturing and travel industries. Witness Systems is headquartered in Roswell, Georgia, USA and employed 310 full-time employees as at the end of January 2003.

For the unaudited year ended 31 December 2002, Witness Systems reported revenue of $67.7 million, compared with $62.5 million for the audited year ended 31 December 2001. Net income for the unaudited year ended 31 December 2002 was $48,000, compared with a net loss of $5.2 million for the audited year ended 31 December 2001. Net assets for the unaudited year ended 31 December 2002 were $65.1 million, compared with $66.1 million for the audited year ended 31 December 2001.

7.         INFORMATION RELATING TO EYRETEL

Eyretel is a global provider of voice and data recording, quality monitoring and analysis systems that enhance customer experience management (CEM) activities in contact centres. Eyretel's software is used to improve productivity in call centres by allowing management to identify trends in recorded customer contacts that can then be acted upon to improve customer service to raise efficiency. The software enables customers to record 100 per cent. of all voice or data interactions and then use a variety of analysis tools to identify patterns and trends in these interactions.

Eyretel serves a worldwide set of clients from a variety of industries, from financial to government and from energy to leisure, and, as at 31 March 2002, supported more than 600 enterprise customers worldwide.

Eyretel is headquartered in Leatherhead, Surrey, UK and currently employs 310 full-time employees in the Americas, Asia Pacific, Europe, Middle East and

Africa.

For the audited year ended 31 March 2002, Eyretel reported turnover of (pound)50.0 million, a retained profit of (pound)0.7 million and, as at 31 March 2002, had net assets of (pound)46.8 million. For the unaudited six months to 30 September 2002, Eyretel reported turnover of (pound)21.4 million and a retained loss of (pound)5.4 million, and, as at 30 September 2002, had net assets of (pound)40.0 million.

On 19 November 2002, Eyretel made an announcement, which included the following statement:

"We are pleased with the new contracts won during this period, but market conditions remain very difficult with customers delaying the implementation on contact centre upgrades. Whilst visibility remains poor, management will continue to keep a tight control on headcount and costs, with the objective of being cash neutral and achieving profitability in the second half. Group revenues for the second half are expected to be marginally above those of the first half."

The statement regarding management's objective of achieving profitability in the second half amounts to a profit forecast for the purpose of Rule 28 of the City Code. As such it is a requirement of the City Code that this statement should be reported on by the Company's reporting accountants and financial advisers in the terms set out in Rule 28. However, this statement was not intended to be a forecast of profitability for the six months to 31 March 2003 and it is not (and, when made, was not) capable of being reported on to the standard required by Rule 28 of the City Code. This is principally because a very substantial portion of revenue is earned in the last month of the fourth quarter, with a disproportionate effect on earnings in the last half. Shareholders should therefore not place any reliance on this statement in determining the action that they should take.

Eyretel remains confident in its long-term prospects. In the short-term, conditions in Eyretel's markets continue to be very difficult. Eyretel has improved its cash collection in the second half of fiscal year 2003, and its current cash balances have benefited accordingly.

8.         MANAGEMENT, DIRECTORS AND EMPLOYEES

Witness Systems attaches great importance to the skills and experience of the existing management and employees of Eyretel. Nick Discombe, Chief Executive Officer of Eyretel, has agreed to become Chief Operating Officer of the enlarged Group, subject, inter alia, to the offer becoming or being declared unconditional in all respects. Daryl Paton and Dr. Chris Blair have also agreed to assist with the integration of the enlarged Group on a transitional basis. Further details of the terms and conditions of these appointments by the enlarged Group will be provided in the Offer Document. Witness Systems intends to review personnel requirements as part of its integration planning following the Offer becoming or being declared unconditional in all respects. Witness Systems has given assurances to the Board of Eyretel that the existing rights of employees of Eyretel will be fully safeguarded.

In recognition of his commitment to work for Witness Systems to ensure the smooth integration of Witness Systems and Eyretel, and subject to a successful conclusion of the Offer, Witness Systems has agreed to pay Nick Discombe the amount of (pound)1.0 million (in addition to the salary and benefits payable to him in his role as Chief Operating Officer of the enlarged Group and the payment referred to in the following paragraphs), such amount to be payable as to (pound)400,000, on the first anniversary of Witness Systems acquiring more than 75 per cent. of the voting rights in Eyretel and the Offer becoming or being declared unconditional in all respects; and as to (pound)600,000, on the second anniversary of Witness Systems acquiring more than 75 per cent. of the voting rights in Eyretel and the Offer becoming or being declared unconditional in all respects. Any part of such amount which has not been paid will become immediately payable in full on: (a) the date on which a change of control of Witness Systems takes place; (b) the date on which Nick Discombe is dismissed from his position as Chief Operating Officer of Witness Systems other than for gross misconduct; (c) the date on which he resigns from Witness Systems for good reason (including a reduction in base salary, material reduction in function, duties or responsibility or any material breach by Witness Systems); or (d) the date on which his employment terminates as a result of his death or incapacity. No such amount shall be paid if Nick Discombe resigns from Witness Systems other than for good reason or if his employment is terminated by Witness Systems for gross misconduct. Details of these arrangements will be provided in the Offer Document.

Subject to the Offer becoming or being declared unconditional in all respects, the engagements of Sir Michael Bett and Richard Measelle with Eyretel will be terminated by Eyretel.

The service agreements for each of the other Directors of Eyretel contain change of control provisions under which they will be entitled to receive cash payments in an aggregate amount not exceeding approximately (pound)865,000 upon, inter alia, the Offer becoming or being declared unconditional in all respects and Eyretel Shares carrying more than 75 per cent. of the voting rights in Eyretel being acquired by Witness Systems and subject to each Director giving one month's notice of termination of his service agreement within three months after such event. Immediately following the date of announcement, Eyretel intends to approach each of these Directors to obtain their agreement to waive the cash payment due to them under the change of control provisions in their service agreements. Each Director's waiver would be conditional upon the relevant Director being granted an award under the Eyretel plc Award Plan over that number of Eyretel Shares whose market value by reference to the Offer price would be equal to the amount of the cash payment to which the Director would otherwise be entitled under his service agreement.

Roger Keenan and Terry Osborne will terminate their respective service agreements shortly after the Offer becomes or is declared unconditional in all respects.

9.         EYRETEL SHARE OPTION SCHEMES

The Offer will extend to any further Eyretel Shares issued or unconditionally allotted while the Offer remains open for acceptance (or on or before such earlier date as Witness Systems may, subject to the City Code and/or with the consent of the Panel, decide) including those issued as a result of the exercise of options granted under the Eyretel Share Option Schemes.

Following the Offer becoming or being declared unconditional as to acceptances, Witness Systems intends to review the incentive arrangements for employees of Eyretel including consideration of the grant of options where appropriate. However, in light of the status of existing options over Eyretel Shares, Witness Systems does not propose to make any proposals to the holders of such options in connection with the Offer.

10.        DISCLOSURE OF INTERESTS IN EYRETEL

Neither Witness Systems nor any of the Directors of Witness Systems nor, so far as Witness Systems is aware, any person acting in concert with Witness Systems, owns or controls any Eyretel Shares or holds any option to acquire any Eyretel Shares or has entered into any derivative referenced to Eyretel Shares which remains outstanding.

11.         INDUCEMENT FEE

Witness Systems and Eyretel have entered into an agreement under which Eyretel has agreed to pay Witness Systems an amount in cash equal to (pound)374,048 if
(a) any person (other than Witness Systems or any of its associates): (i) completes an offer within the definition of the City Code which results in a person other than Witness Systems or any of its associates holding more than 30 per cent. of the Eyretel Shares and the number of valid acceptances of the Offer which are received (and not, where permitted, withdrawn) by the final day and time on which the Offer may become or be declared by Witness Systems to be unconditional as to acceptances pursuant to Rule 31.6 (a) of the City Code does not represent Eyretel Shares carrying in aggregate more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Eyretel; or (ii) completes the acquisition of all or a substantial part of the business or assets of the Eyretel Group; or (b) a majority of the board of Directors of Eyretel, or any duly authorised committee thereof, shall have withdrawn its approval or recommendation of the Offer or approves or recommends a transaction of the type referred to in paragraph (a) above.

The agreement also contains provisions requiring Eyretel's business to be conducted in the ordinary course and in a prudent manner during the Offer and restricting the solicitation by Eyretel of alternative transactions.

12.        OVERSEAS SHAREHOLDERS

The availability of the Offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable legal or regulatory requirements in their jurisdiction.

The Offer will not be made, directly or indirectly, in or into and will not be capable of acceptance in or from Canada, Australia or Japan. All persons, including custodians, nominees and trustees, should observe these restrictions and should not send or distribute this announcement in or into Canada, Australia or Japan. Doing so may render invalid any purported acceptance of the Offer.

13.        GENERAL

The Offer Document and the Form of Acceptance will be posted to Eyretel Shareholders as soon as practicable and in any event within 28 days of this announcement. The full terms and conditions will be set out in the Offer Document and in the Form of Acceptance accompanying the Offer Document.

This announcement does not constitute an offer or an invitation to purchase any securities.

The bases and sources of certain financial information contained in this announcement are set out in Appendix 2. Certain terms used in this announcement are defined in Appendix 3.

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Witness Systems or of Eyretel, owns or controls, or becomes the owner or controller, directly or indirectly of one per cent. or more of any class of securities of Witness Systems or Eyretel is generally required under the provisions of Rule 8 of the City Code to notify the London Stock Exchange and the Panel of every dealing in such securities during the offer period. Please consult your financial adviser immediately if you believe this rule may be applicable to you.

ENQUIRIES

WITNESS SYSTEMS INC.

Dave Gould, Chairman and CEO
William Evans, Chief Financial Officer
Ryan Hollenbeck, Vice-President Corporate and Investor Communications +1 770 754 1900

GOLDMAN SACHS INTERNATIONAL (financial advisor to Witness Systems)

Huw Williams
+ 44 (0) 20 7774 1000


EYRETEL PLC

Nick Discombe, Chief Executive
Daryl Paton, Finance Director
+44 (0) 870 600 0626

UBS WARBURG (financial advisor and broker to Eyretel)

John Woolland
Jonathan Evans
+44 (0) 20 7567 8000

FINANCIAL DYNAMICS

Giles Sanderson
Harriet Keen
+44 (0) 20 7831 3113

Goldman Sachs International is acting for Witness Systems in connection with the Offer and no-one else and will not be responsible to anyone other than Witness Systems for providing the protections offered to clients of Goldman Sachs International nor for providing advice in relation to the Offer.

UBS Warburg is acting for Eyretel in connection with the Offer and no-one else and will not be responsible to anyone other than Eyretel for providing the protections offered to clients of UBS Warburg nor for providing advice in relation to the Offer.

The availability of the Offer to persons not resident in the United Kingdom and the United States may be affected by the laws of the relevant jurisdictions in which they are located. Persons who are not resident in the United Kingdom and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements in their jurisdiction.

The Offer will not be made, directly or indirectly, in or into and will not be capable of acceptance in or from Canada, Australia or Japan. All persons, including custodians, nominees and trustees, should observe these restrictions and should not send or distribute this announcement in or into Canada, Australia or Japan. Doing so may render invalid any purported acceptance of the Offer.

Further details in relation to overseas shareholders will be contained in the Offer Document.

INFORMATION FOR U.S. RECIPIENTS

The Offer is made for the securities of a non-U.S. company. The Offer is subject to disclosure requirements of a country that are different from those of the United States. Some of the financial statements included in the offering materials, if any, may be prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of United States companies.

Witness Systems plans to furnish copies of the principal offer materials, which will contain information about Eyretel and the Offer, to the Securities and Exchange Commission under cover of Form CB. Investors and securities holders are urged to read these materials carefully when they become available. These materials will contain important information relating to Eyretel, the Offer, Witness Systems and related matters. Investors and securities holders will be able to obtain free copies of these materials through the website maintained by the SEC at http://www.sec.gov. Free copies of these materials may also be obtained by directing a request to Witness Systems by mail at 300 Colonial Center Parkway, Roswell, Georgia 30076, U.S.A. or telephone on +1 770 754 1900. You may also read copies of reports concerning Eyretel at www.eyretel.com.

                                   APPENDIX 1


                      CONDITIONS AND CERTAIN FURTHER TERMS

                                  OF THE OFFER

1.         CONDITIONS OF THE OFFER

The Offer will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 p.m. (London time) on the first closing date of the Offer (or such later time(s) and/or date(s) as Witness may, subject to the rules of the City Code, decide) in respect of not less than 90 per cent. (or such lower percentage as Witness may decide) in nominal value of the Eyretel Shares to which the Offer relates, provided that this condition will not be satisfied unless Witness and/or its wholly owned subsidiaries shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) Eyretel Shares carrying in aggregate more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Eyretel, including for this purpose (except to the extent otherwise required by the Panel) any such voting rights attaching to any Eyretel Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise; and for this purpose:

          (i) the expression "Eyretel Shares to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Companies Act 1985;

          (ii) Eyretel Shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights which they will carry upon issue; and

          (iii) valid acceptances shall be deemed to have been received in respect of Eyretel Shares which are treated for the purposes of section 429(8) of the Companies Act 1985 as having been acquired or contracted to be acquired by Witness by virtue of acceptances of the Offer;

(b) no government, government department or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority (including any national anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction, (each a THIRD PARTY) having decided to recommend, take, institute or implement or threaten any action, proceeding, suit, investigation or enquiry or enacted, made or proposed (and there not continuing to be outstanding) any statute, regulation, order or decision that would or might be reasonably expected to:

          (i) make the Offer or its implementation, or the acquisition or proposed acquisition by Witness or any member of the Wider Witness Group of any shares, or other securities in, or control or management of, Eyretel or any member of the Wider Eyretel Group void, illegal or unenforceable in any jurisdiction, or otherwise directly or indirectly restrain, prevent, prohibit, restrict or delay the same or impose additional conditions or obligations with respect to the Offer or such acquisition, or otherwise impede, challenge or interfere with the Offer or such acquisition, or require amendment to the terms of the Offer or the acquisition or proposed acquisition of any Eyretel Shares or the acquisition of control of Eyretel or the Wider Eyretel Group by Witness;

          (ii) impose any limitation or delay the ability of any member of the Wider Witness Group or any member of the Wider Eyretel Group to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities in, or to exercise voting or management control over, any member of the Wider Eyretel Group or any member of the Wider Witness Group;

          (iii) require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Witness Group of any shares or other securities in Eyretel;

          (iv) require, prevent or delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider Witness Group or by any member of the Wider Eyretel Group of all or any portion of their respective businesses, assets or properties or limit the ability of any of them to conduct any of their respective businesses or to own or control any of their respective assets or properties or any part thereof (in each case to an extent which is material in the context of the Witness Group taken as a whole or, as the case may be, the Eyretel Group taken as a whole);

          (v) except pursuant to Part XIIIA of the Companies Act 1985, require any member of the Wider Witness Group or of the Wider Eyretel Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) in any member of either group owned by any third party;

          (vi) impose any material limitation on the ability of any member of the Wider Witness Group or of the Wider Eyretel Group to conduct or integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Witness Group or of the Wider Eyretel Group;

          (vii) result in any member of the Wider Eyretel Group or the Wider Witness Group ceasing to be able to carry on business under any name under which it presently does so; or

          (viii) otherwise materially and adversely affect the business, assets, profits, financial or trading position or prospects of any member of the Wider Eyretel Group or of the Wider Witness Group,

           and all applicable waiting and other time periods during which any Third Party could institute or threaten any such action, proceeding, suit, investigation or enquiry in relevant jurisdictions having expired, lapsed or been terminated;

(c)        (i)      all necessary filings having been made, all appropriate
                    waiting periods under any applicable legislation or regulations of any jurisdiction having expired or been terminated and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals necessary in each case for or in respect of the Offer and the proposed acquisition of any shares in, or control of, Eyretel by Witness
                    (AUTHORISATIONS) having been obtained, in terms and in a form reasonably satisfactory to Witness, from all appropriate Third Parties with whom any member of the Eyretel Group has entered into contractual arrangements
                    (where the absence of such Authorisation would have a material adverse effect on the Eyretel Group taken as a whole); and

          (ii) all Authorisations necessary to carry on the business of any member of the Wider Eyretel Group (the absence of which Authorisation would have a material adverse effect on the Eyretel Group taken as a whole) or to enable any member of the Wider Eyretel Group to continue to enjoy without material interruption or modification the benefit of its interests in its material assets, remaining in full force and effect and there being no intimation of an intention to revoke or not to renew any such Authorisations and all necessary statutory or regulatory obligations in any jurisdictions having been complied with in all material respects;

(d) except as publicly announced by Eyretel (by the delivery of an announcement to a Regulatory Information Service) prior to the date of this announcement or fairly disclosed in writing to Witness by or on behalf of Eyretel prior to the date of this announcement, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider Eyretel Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the Offer or the acquisition or proposed acquisition of any shares or other securities in, or control of, Eyretel or any other member of the Wider Eyretel Group by any member of the Wider Witness Group or otherwise, could or might (to an extent which is materially adverse in the context of the Eyretel Group taken as a whole) reasonably be expected to result in:

          (i) any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider Eyretel Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated repayment date or the ability of any member of the Wider Eyretel Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn;

          (ii) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider Eyretel Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable;

          (iii) any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider Eyretel Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any obligation or liability arising thereunder;

          (iv) any asset or interest of any member of the Wider Eyretel Group being or falling to be disposed of or ceasing to be available to any member of the Wider Eyretel Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider Eyretel Group otherwise than in the ordinary course of business;

          (v) any member of the Wider Eyretel Group ceasing to be able to carry on business under any name under which it presently does so;

          (vi) the creation of liabilities (actual or contingent) by any member of the Wider Eyretel Group;

          (vii) the rights, liabilities, obligations or interests of any member of the Wider Eyretel Group under any such arrangement, agreement, licence, permit, franchise or other instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated, adversely modified or affected; or

          (viii) the financial or trading position or the prospects or the value of any member of the Wider Eyretel Group being prejudiced or adversely affected,

           and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit or other instrument, could result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this condition (d);

(e) since 31 March 2002 and except as disclosed in Eyretel's annual report and accounts for the year then ended or as otherwise publicly announced by Eyretel (by the delivery of an announcement to a

          Regulatory Information Service) prior to the date of this announcement or as otherwise fairly disclosed in writing by or on behalf of Eyretel to Witness prior to the date of this announcement, no member of the Wider Eyretel Group having:

          (i) issued or agreed to issue, or authorised the issue of, additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities other than as between Eyretel and wholly-owned subsidiaries of Eyretel and other than any options granted as disclosed to Witness prior to the date of this announcement and any shares issued upon the exercise of any options granted under any of the Eyretel Share Option Schemes;

          (ii) purchased or redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital;

          (iii) recommended, declared, paid or made any bonus, dividend or other distribution whether payable in cash or otherwise (other than to Eyretel or a wholly-owned subsidiary of Eyretel);

          (iv) made or authorised or announced its intention to propose any change in its loan capital;

          (v) merged with, demerged or acquired any body corporate, partnership or business or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same;

          (vi) issued or authorised the issue of, or made any change in or to, any debentures or (except in the ordinary course of business) and, save as between Eyretel and wholly-owned subsidiaries of Eyretel, incurred or increased any indebtedness or liability (actual or contingent);

          (vii) entered into, varied, or authorised any agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

                    (A) is of a long term, onerous or unusual nature or magnitude or which is or could involve an obligation of such nature or magnitude; or

                    (B) could restrict the business of any member of the Wider Eyretel Group (other than to a nature and extent which is not material to it); or

                    (C)       is other than in the ordinary course of business;

          (viii) entered into, implemented, effected or authorised any merger, demerger, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement in respect of itself or another member of the Wider Eyretel Group otherwise than in the ordinary course of business;

          (ix) entered into or varied the terms of, any contract, agreement or arrangement with any of the directors or senior executives of any member of the Eyretel Group;

          (x) taken any corporate action or had any legal proceedings instituted or threatened against it or petition presented or order made for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction;

          (xi) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

          (xii) waived or compromised any claim which is material in the context of the Eyretel Group taken as a whole;

          (xiii) made any alteration to its memorandum or articles of association which is material in the context of the Offer;

          (xiv) entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this condition (e);

(f) since 31 March 2002 and except as disclosed in Eyretel's annual report and accounts for the year then ended or as otherwise publicly announced by Eyretel (by the delivery of an announcement to a Regulatory Information Service) prior to the date of this announcement or as otherwise fairly disclosed in writing to Witness by Eyretel prior to the date of this announcement:

          (i) there having been no adverse change or deterioration in the business, assets, financial or trading positions or profit or prospects of any member of the Wider Eyretel Group which is material in the context of the Eyretel Group taken as a whole;

          (ii) no contingent or other liability of any member of the Wider Eyretel Group having arisen or become apparent or increased which would or might reasonably be expected to materially and adversely affect the Eyretel Group taken as a whole;

          (iii) no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Eyretel Group is or may become a party (whether as plaintiff, defendant or otherwise) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider Eyretel Group which would materially and adversely affect the Eyretel Group taken as a whole; and

          (iv) (other than as a result of the Offer) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or against or remaining outstanding against or in respect of any member of the Wider Eyretel Group which would or might reasonably be expected materially and adversely to affect the Eyretel Group taken as a whole;

(g)       Witness not having discovered:

          (i) that any financial or business or other information concerning the Wider Eyretel Group disclosed at any time by or on behalf of any member of the Wider Eyretel Group, whether publicly, to any member of the Wider Witness Group or otherwise, is misleading or contains any misrepresentation of fact or omits to state a fact necessary to make any information contained therein not misleading and which was not subsequently corrected before the date of this announcement by disclosure either publicly or otherwise to Witness which in any case is material in the context of the Eyretel Group taken as a whole;

          (ii) save as publicly announced by Eyretel (by the delivery of an announcement to a Regulatory Information Service) prior to the date of this announcement or as otherwise fairly disclosed in writing by or on behalf of Eyretel to Witness prior to the date of this announcement, that any member of the Wider Eyretel Group is subject to any liability (actual or contingent) which is not disclosed in Eyretel's annual report and accounts for the financial year ended 31 March 2002; or

          (iii) any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Eyretel Group and which is material in the context of the Eyretel Group taken as a whole; or

(h)       Witness not having discovered:

          (i) that any past or present member of the Wider Eyretel Group has not complied with any applicable legislation or regulations of any jurisdiction with regard to the use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any person, or that there has otherwise been any such use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission (whether or not this constituted a non-compliance by any person with any legislation or regulations and wherever the same may have taken place) which, in any case, would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider Eyretel Group and which is material in the context of the Eyretel Group taken as a whole;

          (ii) that there is, or is likely to be, any liability, whether actual or contingent, to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Eyretel Group or any other property or any controlled waters under any environmental legislation, regulation, notice, circular, order or other lawful requirement of any relevant authority or third party or otherwise and which is material in the context of the Eyretel Group taken as a whole; or

          (iii) that circumstances exist whereby a person or class of persons would be likely to have a claim in respect of any product now or previously manufactured provided or sold or any intellectual property rights used therein by any past or present member of the Wider Eyretel Group which is or would be material in the context of the Eyretel Group taken as a whole.

Subject to the requirements of the Panel, Witness reserves the right to waive all or any of the above conditions, in whole or in part, except condition (a).

Conditions (b) to (h) (inclusive) must be fulfilled, be determined by Witness to be or remain satisfied or (if capable of waiver) be waived by midnight on the 21st day after the later of the first closing date of the Offer and the date on which condition (a) is fulfilled (or in each case such later date as Witness may, with the consent of the Panel, decide), failing which the Offer will lapse. Witness shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of conditions
(b) to (h) (inclusive) by a date earlier than the latest date specified above for the fulfilment of that condition.

If the Panel requires Witness to make an offer for Eyretel Shares under the provisions of Rule 9 of the City Code, Witness may make such alterations to the conditions of the Offer, including to condition (a), as are necessary to comply with the provisions of that Rule.

The Offer will lapse (unless otherwise agreed by the Panel) if the acquisition of Eyretel by Witness is referred to the Competition Commission before the later of 3.00 p.m. on the first closing date of the Offer and the date when the Offer becomes or is declared unconditional as to acceptances.

If the Offer lapses it will cease to be capable of further acceptance. Eyretel Shareholders who have accepted the Offer and Witness shall then cease to be bound by acceptances delivered on or before the date on which the Offer lapses.

2.         CERTAIN FURTHER TERMS OF THE OFFER

Eyretel Shares will be acquired by Witness Systems fully paid up and free from all liens, equities, charges, encumbrances and other third party rights and/or interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends, interest and other distributions declared, made or payable after the date of this announcement.

The Offer will be on the terms and will be subject, inter alia, to the conditions which are set out in part 1 of Appendix 1 and those terms which will be set out in the formal offer document and such further terms as may be required to comply with the Listing Rules of the UK Listing Authority and the provisions of the City Code. The Offer and any acceptances thereunder will be governed by English law.

                                   APPENDIX 2

                                BASES AND SOURCES

(a) The value of the whole of the fully diluted ordinary share capital of Eyretel is based upon the 149,619,029 Eyretel Shares in issue on 21 February 2003.

(b) For the purposes of the financial comparisons contained in this announcement, no account has been taken of any liability to taxation or the treatment of fractions under the Offer.

(c) Unless otherwise stated, the financial information on Witness Systems is extracted from Witness Systems' 10-K for the year ended 31 December 2001, from the announcement of Witness Systems' full year results for the twelve months ended 31 December 2002 and from Witness Systems' internal records.

(d) Unless otherwise stated, the financial information on Eyretel is extracted from Eyretel's annual report and accounts for the year ended 31 March 2002, from the announcement of Eyretel's interim results for the six months ended 30 September 2002, and from Eyretel's internal records.

(e) The Datamonitor information is sourced from the following reports: (i) Workforce Optimisation Technology Markets to 2007, published by Datamonitor plc in July 2002, and (ii) Recording Industry Quarterly, published by Datamonitor plc in February 2003.

                                   APPENDIX 3

                                   DEFINITIONS

The following definitions apply throughout this announcement unless the context requires otherwise.

"City Code"                             the City Code on Takeovers and Mergers

"Eyretel"                               Eyretel plc

"Eyretel Group"                         Eyretel and its subsidiary undertakings

"Eyretel Share Option Schemes"          the Eyretel 1998  Unapproved  Employee
                                        Share Option Scheme,  the Eyretel
                                        Unapproved Share Option Plan and the
                                        Eyretel Company Share Option Plan

"Eyretel Shareholders"                  holders of Eyretel Shares

"Eyretel Shares"                        means:

                                        o         the existing unconditionally
                                                  allotted or issued and fully
                                                  paid ordinary shares of 0.05
                                                  pence each in the capital of
                                                  Eyretel; and

                                        o         any further ordinary shares
                                                  which are unconditionally
                                                  allotted or issued and fully
                                                  paid before the Offer closes
                                                  or before such earlier date as
                                                  Witness Systems (subject to
                                                  the City Code) may determine
                                                  not being earlier than the
                                                  date on which the Offer
                                                  becomes or is declared
                                                  unconditional as to
                                                  acceptances

"enlarged Group"                       the Witness  Systems  Group as it will
                                       be enlarged by the  acquisition  of
                                       Eyretel

"Form of Acceptance"                   the form of  acceptance  and  authority
                                       relating  to the Offer which will
                                       accompany the Offer Document

"Goldman Sachs"                        Goldman Sachs International

"Listing Rules"                        the Listing Rules of the UK Listing
                                       Authority

"London Stock Exchange"                London Stock Exchange plc

"Offer" the recommended cash offer to be made by Goldman Sachs International, on behalf of Witness Systems, to acquire all of the Eyretel Shares, including where the context so requires, any subsequent revision, variation, extension or renewal of such offer

"Offer Document"                        the  formal  offer  document  to be sent
                                        on behalf of  Witness Systems to Eyretel
                                        Shareholders

"Panel" the Panel on Takeovers and Mergers, the body which regulates takeover offers in the UK

"Regulatory Information Service"        any of the services set out in schedule
                                        12 to the Listing Rules

"Substantial Interest"                  a direct  or  indirect  interest  in 20
                                        per  cent.  or more of the  voting
                                        equity capital of an undertaking

"UBS Warburg"                           UBS Limited, a subsidiary of UBS AG

"UK or United Kingdom"                  the United Kingdom of Great Britain and
                                        Northern Ireland

"United States"                         the United States of America,  its
                                        territories and possessions,  any state
                                        of the United States and the District of Columbia

"WiderEyretel Group"                    Eyretel and the subsidiaries and
                                        subsidiary undertakings of Eyretel and
                                        associated undertakings (including any
                                        joint venture, partnership, firm or
                                        company in which any member of the
                                        Eyretel Group is interested or
                                        any undertaking in which Eyretel and
                                        such undertakings (aggregating their
                                        interests) have a Substantial Interest)

"Wider Witness Systems Group"
                                        Witness Systems and the subsidiaries and subsidiary undertakings of Witness Systems and associated undertakings (including any joint venture, partnership, firm or company in which any member of the Witness Systems Group is interested or any undertaking in which Witness Systems and such undertakings (aggregating their interests) have a Substantial Interest)

"Witness Systems"                       Witness Systems, Inc.

"Witness Systems Group"                 Witness Systems and its subsidiary
                                        undertakings

For the purposes of this announcement, "subsidiary", "subsidiary undertaking", "undertaking", "associated undertaking" have the meanings given by the Companies Act 1985 (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A of the Companies Act 1985).